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                                                             EXHIBIT 10.23(b)
                                                               CONFORMED COPY


                                 EMPLOYMENT AGREEMENT


     Employment Agreement dated as of April 1, 1996, between Memorex Telex N.V. organized under the laws of the Netherlands (the "Company"), Memorex Telex Corporation, a Delaware corporation (the "Company Subsidiary") and Peter H. Dailey (the "Executive").

     The Company desires to employ the Executive as its Chief Executive Officer, and the Company Subsidiary desires that the Executive shall also perform services in a responsible managerial capacity, and the Executive desires to accept such employment by the Company and the Company Subsidiary, on the terms and subject to the conditions set forth herein.

     In consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1. EMPLOYMENT. The Company and the Company Subsidiary hereby employ the Executive, and the Executive hereby accepts employment in the positions and with the duties and responsibilities as set forth in paragraph 3 below subject to the terms and conditions hereinafter set forth.

2. TERM. Subject to the provisions for earlier termination as herein provided, the initial term of employment under this agreement shall be for the period commencing April 1, 1996, and ending March 31, 1997 (the "Initial Term") and shall automatically renew for successive twelve-month periods unless either party notifies the other in writing at least three months prior to the end of the then current term of employment that such term of employment shall no so renew (the Initial Term and any renewal thereof referred to herein, collectively, the "Term of Employment").

3. POSITION AND DUTIES. During the Term of Employment, the Executive shall be employed as Chief Executive Officer of the Company and shall serve upon election by the shareholders of the Company as a member and Chairman of the Company's Management Board, and, subject to supervision by the Company's Supervisory Board of Directors, shall have overall charge of the business affairs of the Company, with the duties, responsibilities, and authorities normally associated with such position. The Executive shall serve the Company faithfully, diligently, and to the best of his ability and shall devote substantially all of his business time and efforts to his employment, provided however, the Executive may serve as a member of the Board of Directors of other entities with the


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Employment Agreement
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approval of the Chairman of the Company's Supervisory Board of Directors.
Nothing herein shall preclude the Executive from making personal investments and spending time on immaterial business activities unrelated to the Company and its business. The Executive shall also serve as an officer and/or director of the Company Subsidiary and such one or more other subsidiaries of the Company as the Supervisory Board of Directors shall request, and shall be entitled to no additional remuneration for such service.

4. COMPENSATION. During the Initial Term, the Executive shall (a) be paid by the Company Subsidiary an annual base salary of $500,000, payable in accordance with the payroll practices of the Company Subsidiary, which currently provides for bi-weekly pay periods, and (b) be eligible for participation in the Company's management incentive compensation plan which will provide for a bonus of up to one hundred percent (100%) of the Executive's base salary upon one hundred percent achievement of objectives. Of such bonus amount, seventy-five percent will be based upon the Company's results, and twenty-five percent will be based upon mutually agreed, individual objectives determined by the Company's Supervisory Board of Directors.


5. STOCK OPTIONS. The Executive shall receive options to acquire 250,000 shares of common stock of the Company in accordance with the terms of the Company's amended and restated stock option plan for management.


6. EMPLOYEE BENEFIT PROGRAMS. The Executive shall be entitled to participate in all employee incentive and benefit programs of the Company Subsidiary now or hereafter made available to the Company's senior executives or salaried employees generally, as such programs may be in effect from time to time.


7. ADDITIONAL PERQUISITES. The Executive shall be entitled to additional perquisites as follows:


     a. ANNUAL PHYSICAL. The Executive shall be reimbursed for the cost of an annual physical examination.


     b. TAX RETURNS. The Company shall pay $10,000.00 for the preparation of the Executive's income tax returns.


     c. BUSINESS EXPENSES. The Company and the Company Subsidiary shall reimburse the Executive (in accordance with the practice from time to time for other officers of the Company) for all reasonable and necessary travel and other disbursement incurred by the Executive for or on behalf of the Company in the performance his duties hereunder upon presentation by the Executive to the Company of appropriate expense reimbursement claims. Reasonable travel expenses shall include, but not be limited to, the expense of travel to and from the Executive's permanent residence within the continental United States. In addition to such


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Employment Agreement
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          travel expenses, the Company Subsidiary shall during the Initial
          Term of employment pay up to $80,000.00 of the rental or hotel costs and automobile rental for the Executive at the location of Executive's employment.

8.   TERMINATION OF EMPLOYMENT.


     (a) TERMINATION WITHOUT CAUSE. In the event the Executive's employment is terminated by the Company without Cause (as defined in paragraph 9(a) hereof), which shall not include a termination due to the Executive's death or Disability (as defined in paragraph 9(c) hereof), the Executive shall be entitled to continued payments of his then current base salary for the current term of employment.

     (b) TERMINATION DUE TO DEATH OR DISABILITY. In the event the Executive's employment is terminated due to his death of Disability, then the Executive or his legal representative shall be entitled to continued payments of his then current base salary for the then current term of employment.

     (c) OTHER PAYMENTS. Upon the termination of the Executive's employment for any reason, the Executive shall be entitled to receive, in addition to the amounts, if any, payable under paragraph 8(a) hereof, the following: (i) any annual bonus earned during one or more preceding years but not yet paid; (ii) reimbursement for reasonable expenses incurred but not yet reimbursed by the Company; (iii) any other benefits to which the Executive or his legal representative may be entitled under applicable plans and programs of the Company.

9. DEFINITIONS. For purpose of the Agreement, the following terms shall be defined as set forth below:

     (a) The Executive shall be deemed to be terminated for "Cause" if (i) the Executive shall theretofore have been convicted by any federal, state, or local authority for, or shall have pleaded guilty to, an act constituting a felony, (ii) the Executive shall have habitually abused any substance (such as narcotics or alcohol), or (iii) the Executive is terminated because of (x) acts of fraud, material dishonesty or gross misconduct by the Executive in connection with the business of the Company, or (y) repeated and willful failure by the Executive to perform his duties hereunder after a demand for such performance is delivered to the Executive by the Company's Supervisory Board of Directors.

     (b) "Disability" means the Executive's inability, for a period of three consecutive months, to render substantially the services provided in this Agreement by reason of mental or physical disability, whether resulting from illness, accident, or otherwise.


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Employment Agreement
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10.  DISCLOSURE OF INFORMATION. The Executive agrees that he will not, at any time during or after any Term of Employment, disclose to any person, firm, corporation, or other business entity (other than agents and representatives of the Company, its subsidiaries who need to know) except as required by law, any non-public information concerning the business, customers, or affairs of the Company or any subsidiary thereof for any reason or purpose whatsoever nor shall the Executive make use of any of such non-public information for his own purposes or for the benefit of any person, firm, corporation, or other business entity except the Company or any subsidiary thereof.


11. COVENANT NOT TO COMPETE. The Executive acknowledges and recognizes that during any Term of Employment he will be privy to trade secrets and confidential proprietary information critical to the business of the Company (including the Company's subsidiaries) and, accordingly, the Executive agrees that, in consideration of the premises contained herein, he will not, from and after the date hereof until the first anniversary of the termination of his employment hereunder, (i) directly or indirectly engage in, represent in any way, or be connected with, any business or activity (such business or activity being hereinafter called a "Competing Business"), directly competing with the Company's business, within any country in which the Company transacts business, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate, or other participant in any Competing Business, except that the provisions of this paragraph 11 shall not be deemed breached merely because the Executive owns not more than five percent of the outstanding common stock of a corporation or other entity if at the time of its acquisition by the Executive, such stock is listed on a national securities exchange, or is regularly traded in the over-the-counter market, (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i),
(iii) induce other employees of the Company or any subsidiary thereof to terminate their employment with the Company or any subsidiary thereof, or engage in any Competing Business, or (iv) solicit any of the customers or suppliers of the Company or induce such customers or suppliers to terminate their relationships with the Company.

12. INDEMNIFICATION. The Company and the Company Subsidiary hereby indemnifies and holds harmless the Executive to the fullest extent permitted under the laws and regulations applicable to such entities against all actions, suit, proceedings, and claims, actual or threatened, based upon or arising out of Executive's service as a director, officer, employee, or agent thereof The Executive will also be covered under any directors and officers liability insurance policies applicable to directors and officers of the Company and/or the Company Subsidiary.

13. ASSIGNABILITY; BINDING NATURE. This agreement shall be binding upon, and shall inure to the benefit of; the respective heirs, legal representatives, and successors of the parties hereto.

14. SEVERABILITY. In the event that any provision or portion of the agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the


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Employment Agreement
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remaining provisions of the agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

15. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of the agreement to the extent necessary to the intended preservation of such rights and obligations.

16. GOVERNING LAW. The Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California without reference to principles of conflict of laws. The parties hereto hereby irrevocably agree that any legal action or proceeding arising out of; related to, or in connection with this agreement shall be brought in a court of competent jurisdiction in California, and by their execution and delivery of this agreement each party hereby irrevocably accepts and submits to the jurisdiction of such court in person, generally and unconditionally in connection with any such action or proceeding.

17. NOTICES. Any notice given to either party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned, if to the Company and Company Subsidiary, at their principal office, and if the Executive, 1999 Oak Knoll Avenue, San Marino, California 91108, or at such other address as such party may give notice of.

18. HEADINGS. The headings of the paragraphs contained in the Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of the Agreement.

19.  COUNTERPARTS. The Agreement may be executed in two or more counterparts.

20. ENTIRE AGREEMENT; AMENDMENTS. The Agreement contains the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, between them with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto.


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Employment Agreement
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     IN WITNESS WHEREOF, the undersigned have executed the Agreement as of the date first written above.


                                       EXECUTIVE



                                       /s/ Peter H. Dailey
                                       ---------------------------------------


                                       MEMOREX TELEX N.V.



                                       By: /s/ David J. Faulkner
                                           -----------------------------------
                                           Managing Director




                                       MEMOREX TELEX CORPORATION



                                       By: /s/ Anthony J. Barbieri
                                           -----------------------------------
                                           Secretary